Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated October 21, 2005, accompanying the consolidated financial statements and schedule incorporated by reference in the Annual Report of McRae Industries, Inc. and Subsidiaries on Form 10-K for the year ended July 30, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements of McRae Industries, Inc. and Subsidiaries on Forms S-8 (File Nos. 333-102029 and File No. 333-102030, effective January 13, 1999).
/s/ Grant Thornton, LLP
Charlotte, North Carolina
October 21, 2005

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